Exhibit 77(q)

Exhibits

 (a)(1)           Articles of Amendment dated April 30, 2010 to the Articles of Amendment and Restatement dated May 1, 2002 with regard to the name change of ING Dow Jones Euro STOXX 50 Portfolio to ING Euro STOXX 50 Portfolio and ING Japan Equity Index to ING Japan TOPIX Index Portfolio – Filed as an Exhibit to Post Effective Amendment No. 55 to the Registrant’s Form N-1A Registration Statement on April 28, 2010 and incorporated herein by reference.